UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2005

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 State Street, Beloit, Wisconsin 53511
(Address of principal executive office)

(608) 364-8800
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 7, 2005, the Board of Directors of REGAL-BELOIT CORPORATION (the “Company”) approved the appointment of Dean A. Foate as a Class A Director of the Company. Mr. Foate, age 47, fills the vacancy created by the retirement of Mr. Frank E. Bauchiero on January 21, 2005. Mr. Foate will be a member of the Board’s Compensation Committee. Mr. Foate has been President and Chief Executive Officer of Plexus Technology Group, Inc since 2002. From 2001 to 2002, Mr. Foate was Chief Operating Officer. From 1999 to 2001, Mr. Foate was Executive Vice President. Previous to this position, Mr. Foate was President of Plexus Technology Group, Inc from 1995 to 1999. Mr. Foate has an undergraduate degree in Electrical Engineering from the University of Wisconsin and a Masters Degree in Engineering Management from the Milwaukee School of Engineering.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits: The following exhibit is being furnished herewith:
(99) Press Release of REGAL-BELOIT CORPORATION dates October 11, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

Date: October 11, 2005	By:	/s/ David A. Barta
David A. Barta
Vice President, Chief Financial Officer

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